As filed with the U.S. Securities and Exchange Commission on November 28, 2023.

Registration No. 333-263602

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

AMENDMENT NO. 8
TO
FORM F-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

____________________________________

Planet Image International Limited

(Exact name of Registrant as specified in its charter)

____________________________________

Not Applicable

(Translation of Registrant’s name into English)

____________________________________

Cayman Islands	3555	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 756 Guangfu Road
Hi-tech Development Zone
Xinyu City, Jiangxi Province
People’s Republic of China
+86 0790-7138216

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

____________________________________

Yan Tang
12000 Magnolia Ave, Suite 101
Riverside, CA 92503
+1-562-404-9315

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________________

Copies to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 703-919-7285

____________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 8 is being filed solely for the purpose of re-filing exhibit 23.1 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 8 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 7 to the Registration Statement filed on October 31, 2023, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.       Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our post-offering amended and restated memorandum and articles of association that will become effective immediately prior to the completion of this offering provide that each officer or director of our company (but not auditors) shall be indemnified out of our assets against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreement filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. We believe that our issuances of options to our employees, directors, officers and consultants were exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Securities	Consideration (HK$)
Ordinary Shares
Vistra (Cayman) Limited	August 5, 2019	1	HK$ 0.01
Aster Excellent Limited	August 5, 2019	84,209	HK$ 842.09
Eagle Heart Limited	August 5, 2019	15,790	HK$ 157.9
Aster Excellent Limited	September 25, 2019	267,821	HK$ 2,678.21
Eagle Heart Limited	September 25, 2019	47,969	HK$ 479.69
Cool Hero Limited	September 26, 2019	5,263	HK$ 52.63
Juneng Investment (Hong Kong) Limited	September 30, 2019	105,263	HK$ 1,052.63

Purchaser	Date of Issuance	Number of Securities	Consideration (HK$)
Class A Ordinary Shares
Aster Excellent Limited	October 20, 2021	8,947,300	HK$ 0
Eagle Heart Limited	October 20, 2021	6,315,900	HK$ 0
Cool Hero Limited	October 20, 2021	526,300	HK$ 0
Juneng Investment (Hong Kong) Limited	October 20, 2021	10,526,300	HK$ 0

Class B Ordinary Shares
Aster Excellent Limited	October 20, 2021	26,315,800	HK$ 0

Note:          On October 20, 2021, our authorized and issued shares of par value HK$0.01 each was subdivided into 100 shares of par value HK$0.0001 each, and following the Subdivision, our authorized share capital was HK$380,000 divided into 3,800,000,000 ordinary shares with a par value of HK$0.0001 each, and our issued share capital was HK$5,263.16 divided into 52,631,600 ordinary shares with a par value of HK$0.0001 each, with the shareholder’s shareholding ratio remaining unchanged.

Immediately following the Subdivision, our issued and outstanding ordinary shares were re-designated and re-classified such that our authorized share capital was HK$380,000 divided into 3,800,000,000 shares of a nominal or par value of HK$0.0001 each, comprising of 2,000,000,000 Class A ordinary shares of a nominal or par value of HK$0.0001 each, 1,000,000,000 Class B ordinary shares of a nominal or par value of HK$0.0001 each, and 800,000,000 preference shares of a nominal or par value of HK$0.0001 each.

All of our 52,631,600 then-authorized and issued ordinary shares were re-classified and re-designated into Class A ordinary shares on a one-to-one basis, and 26,315,800 of the Class A ordinary shares, being 26,315,800 of the 35,263,100 issued and outstanding shares registered in the name of Aster Excellent Limited, were then re-classified and re-designated into an equal number of Class B ordinary shares.

Item 8.       Exhibits and Financial Statement Schedules

(a)    Exhibits

See Exhibits Index beginning on page II-4 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.       Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(2)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(3)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBITS INDEX

Exhibit No.	Description of Exhibit
1.1†	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
4.1†	Registrant’s Specimen Certificate for Ordinary Shares
4.2†	Form of Underwriter’s Warrant (included in Exhibit 1.1)
5.1†	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered
8.1†	Opinion of JunHe LLP regarding certain PRC tax matters (included in Exhibit 99.2)
8.2†	Form of Opinion of Conyers Dill & Pearman regarding certain Cayman islands tax matters
10.1†	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers
10.2†	Form of Employment Agreement between the Registrant and each of its executive officers
10.3†	English translation of Form of Procurement Agreement between Jiangxi Yibo and its suppliers
10.4†	English translation of Form of Sales Order between the Registrant’s Offshore Subsidiaries and its customers
10.5†	Form of Rebate Agreement between Aster US and its customers
10.6†	English translation of Procurement Agreement with Hubei Dinglong Holdings Co., Ltd., dated January 1, 2023
10.7†

English Translation of Investment Agreement between the Registrant and Xinyu Hi-tech Investment Co., Ltd., dated September 10, 2019, as amended on September 30, 2019, February 28, 2020, June 26, 2021, October 8, 2021, March 18, 2022, and February 18, 2023

10.8†	English translation of Loan Agreement between Jiangxi Yibo and the Agricultural Bank of China dated June 9, 2023
10.9†	English translation of Loan Agreement between Jiangxi Yibo and the Export Import Bank of China, dated September 6, 2023
10.10†	English translation of Line of Credit Agreement between Jiangxi Yibo and Bank of China, dated April 7, 2023
10.11†	English translation of Line of Credit Agreement between Jiangxi Yibo and Jiangxi Rural Commercial Bank, dated January 6, 2023
21.1†	Principal Subsidiaries of the Registrant
23.1	Consent of TPS Thayer LLC, an independent registered public accounting firm
23.2†	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3†	Consent of JunHe LLP (included in Exhibit 99.2)
24.1†	Powers of Attorney (included on signature page)
99.1†	Code of Business Conduct and Ethics of the Registrant
99.2†	Opinion of JunHe LLP regarding certain Mainland PRC law matters
99.3†	Consent of China Insights Consultancy
99.4†	Consent of Yu Xiang
107†	Filing Fee Table

____________

†        Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Xinyu, People’s Republic of China, on November 28, 2023.

Planet Image International Limited

By:	/s/ Shaofang Weng
Name: Shaofang Weng
Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on November 28, 2023.

Signature	Title
/s/ Shaofang Weng	Chief Executive Officer
Name: Shaofang Weng	(principal executive officer)
*	Chief Financial Officer
Name: Quanmao Zhou	(principal financial and accounting officer)
/s/ Weidong Gu	Director and Chairman of the Board of Directors
Name: Weidong Gu
*	Independent Director
Name: Fenglei Jiang
*	Independent Director
Name: Xinwei Xie
By:	/s/ Shaofang Weng
Name: Shaofang Weng
Attorney-in-fact
By:	/s/ Weidong Gu
Name: Weidong Gu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Planet Image International Limited, has signed this registration statement or amendment thereto in Riverside, California on November 28, 2023.

Authorized U.S. Representative
By:	/s/ Yan Tang
Name: Yan Tang